UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 29, 2008

FORCE PROTECTION, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-22273	84-1383888
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9801 Highway 78, Building No. 1, Ladson, SC	29456
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (843) 574-7000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operation and Financial Condition.

                On February 29, 2008, Force Protection, Inc. (the “Company”) issued a press release announcing that it expects to restate its previously reported interim consolidated financial statements for the three and nine month periods ended September 30, 2007, as a result of errors discovered by management during its year end review, including errors relating to the accounting for accounts payable associated with inventory purchased from a sub-contractor as a result of a contract termination.   Management presented its findings to the Company’s Audit Committee and is continuing to examine the Company’s accounting for such transactions to determine if these errors create additional control deficiencies that could impact our assessment of the effectiveness of internal controls over financial reporting.

                We anticipate that our consolidated statement of operations included in our Annual Report on Form 10-K for the year ended December 31, 2007 will report net sales of approximately $875 million, representing an increase of approximately $679 million from net sales of $196 million for the year ended December 31, 2006.  The increase in net sales was primarily due to contacts awarded under the United States military’s Mine Resistant Ambush Protected (“MRAP”) vehicle program.  Although revenues increased significantly in 2007, we do not expect our net income to be significantly different than the $16.6 million that we reported for the year ended December 31, 2006.

                The competitive MRAP vehicle program contract awarded to us, subject to the joint venture agreement with General Dynamics Land Systems, Inc. (GDLS), has not been novated from us to Force Dynamics as of December 31, 2007. Therefore, we are responsible for and are required to account for and report all revenues and related costs associated with this contract. However, this accounting has no effect on our overall net income, but our net sales and the cost of sales are grossed up in similar amounts. As a result of GDLS’ participation in the work orders for the MRAP contract. In other words, vehicles produced by our joint venture partner are purchased by us from them at the sales price we sell the vehicles to the U.S. military, resulting in a zero gross profit for such sales.  Approximate amounts expected to be included in our consolidated statement of operations for the year ended December 31, 2007, related to GDLS’ participation in these contracts are as follows (in millions):

2007
Net sales	$245
Cost of sales	245

                As a result of management's ongoing review and expected restatement of the historical financial statements for the quarter ended September 30, 2007 and its review of the historical financial statements for the quarter ended June 30, 2007, the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 will be delayed. For further information, please see Item 4.02 below.  The text of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1and incorporated herein by reference.

                The information furnished pursuant to this Item 2.02 of the Current Report on Form 8-K (including the exhibit 99.1 incorporated herein by reference) shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

The information provided in this notice includes forward-looking statements, including statements regarding the estimated timing for the filing of the Company’s Annual Report on Form 10-K for the period ended December 31, 2007 and the restatement of its financial statements set forth in the Quarterly Report on Form 10-Q for the period ended September 30, 2007; our expectation with regard to management’s evaluation of internal control over financial reporting, including management’s inability to remediate weaknesses identified in this notice; the anticipated impact of certain accounting errors and related matters on its results of operations; the Company’s expected reported revenues and expected net sales of GDLS; the scope and number of material weaknesses in internal control over financial reporting and their potential impact on the restatement process.

Statements that are not historical facts, including statements about the Company’s beliefs and expectations, are forward-looking statements.  These statements are based on beliefs and assumptions by Force Protection’s management, and on information currently available to management.  Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any of them publicly in light of new information or future events.  A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements.  Examples of these factors include, but are not limited to, the timing and nature of the final resolution of the accounting issues discussed in this notice; the Company’s ability to identify and remedy internal control weaknesses and deficiencies; its ability to effectively manage the risks in its business; the other factors discussed in this notice; the reaction of the marketplace to the foregoing and any further errors in accounting that the Company may find which could cause the Company to restate our financial statements for additional periods.

Item 4.02.   Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

                On February 29, 2008, the Company’s Audit Committee concluded that the Company will restate its previously reported interim consolidated financial statements for the three and nine months periods ended September 30, 2007 as a result of errors discovered by management during its year end review, including errors associated with inventory purchased from a sub-contractor as a result of a contract termination.

                The Audit Committee, after consultation with, and based upon the recommendation of, management and a review of the pertinent facts, has determined that the Company’s interim financial statements for three and nine month periods ended September 30, 2007 in its Quarterly Report on Form 10-Q filed with the SEC on November 13, 2007 and all public information of such financial statements, should no longer be relied upon.

                The Company has discussed the matters relating to the accounting errors with Elliott Davis, LLC, the Company’s independent registered public accounting firm.  The Company’s financial statements for the three and nine periods ended September 30, 2007 should not be relied upon until the restated financial statements are filed with the SEC and the restatement information disclosed therein is fully considered.  The Company intends to file an Annual Report on Form 10-K for the year ended December 31, 2007 with the SEC promptly upon the completion of the review of the matters relating to the accounting errors.

                The Company’s Audit Committee and management are evaluating the impact of the restatements of the previously issued financial statements on the Company's assessment of the effectiveness of its internal control over financial reporting as of the applicable periods, including that as a result of the identified deficiencies, material weaknesses existed in the Company’s internal control over financial reporting and such conclusion is to be included in Company’s Annual Report on Form 10-K for the year ended December 31, 2007.  A material weakness “is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis.” Based on the definition of "material weakness" in the Public Company Accounting Oversight Board's Auditing Standard No. 5 (November 9, 2007), An Audit of Internal Control Over Financial Reporting That is Integrated with an  of Financial Statements, restatement of financial statements to the reflect the correction of material misstatement in prior filings with the SEC is an indicator, in addition to the material weakness above-described, of the existence of a "material weakness" in the design or operation of internal control over financial reporting.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit	Description
99.1	Press Release dated February 29, 2008 entitled “Force Protection Announces Delay in 2007 Form 10-K and Required Restatement of Form 10-Q for the Period Ended September 30, 2007”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Force Protection, Inc.
(Registrant)

Date: February 29, 2008

/s/ Michael Moody
(Signature)
Name: Michael Moody
Title: President and Interim Chief Executive Officer

EXHIBIT LIST

Exhibit	Description
99.1	Press Release dated February 29, 2008 entitled “Force Protection Announces Delay in 2007 Form 10-K and Required Restatement of Form 10-Q for the Period Ended September 30, 2007”